UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 10, 2016 (May 4, 2016)

AMERICAN DG ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant’s Telephone Number, Including Area Code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 4, 2016, American DG Energy, Inc. (the "Company"), entered into a Convertible Note Exchange Agreement (the "Agreement") with John N. Hatsopoulos and Mr. Tryfon Natsis. Pursuant to the Agreement, Mr. Hatsopoulos and Mr. Tryfon Natsis each exchanged one of the Company's 6% convertible promissory notes in an aggregate amount of $8,463,000 in principal and prepaid interest for an aggregate of 14,718,261 shares of the common stock, par value $0.001 per share, of EuroSite Power, Inc., a subsidiary of the Company. The exchange rate used in the calculation of the number of EuroSite Power Inc. shares to be issued was $0.575.
On May 4, 2016, the Company issued a press release announcing the closing of the transaction. The press release is furnished hereto as Exhibit 99.1.
The foregoing description is qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.
Mr. Hatsopoulos is the Co-Chief Executive Officer and director of the Company who holds approximately 3.2% of its common stock, and is also: (a) the Chairman of the Board of Directors of EuroSite Power Inc.; and (b) prior to the transaction, held approximately 4.8% of that company's common stock,

Item 2.01 Completion of Acquisition and Disposition of Assets

The information contained in Item 1.01 and Exhibit 10.1 is hereby incorporated by reference into this Item 2.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.01 is being furnished and shall not be deemed filedfor purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

10.1	Convertible Note Exchange Agreement entered into between American DG Energy, Inc. and John N. Hatsopoulos dated May 4, 2016

99.1	Press Release dated May 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	May 10, 2016	AMERICAN DG ENERGY INC.
By: /s/ Bonnie Brown
Bonnie Brown, Chief Financial Officer